Exhibit 10.1

SATYAM COMPUTER SERVICES LIMITED
I FLOOR, MAYFAIR CENTRE, SP ROAD SECUNDERABAD, AP, INDIA — 500 003
Associate Stock Option Plan — RSUs(ADS)
[the Plan or ASOP — RSUs(ADS)]

1.	Purposes of the ASOP — RSU (ADS):

1.1 In its continuing efforts to create participative environment contributing to the growth of associates as part of the corporate growth plan, SATYAM COMPUTER SERVICES LIMITED (SATYAM) formulated new Associate Stock Option Plan — RSU (ADS), (the Plan or ASOP — RSUs(ADS)).

1.2 Among others, the Plan is primarily aimed at the following:
•	To reward the associates for their performance and contribution to the success and growth of SATYAM.

•	To motivate, retain, attract the best talent.

•	To provide an opportunity for the professional partners to become financial partners.
2.	Definitions: As used herein, the following definitions shall apply:
(a)	“Administrator” means the Compensation Committee of Directors as constituted by the Board of Directors or any of its Committees responsible for the general administration of the Plan in accordance with Section 4 hereof.

(b)	“ADR” shall mean an American Depositary Receipt evidencing ADS(s) corresponding to Share(s).

(c)	“ADS” shall mean an American Depositary Share corresponding to Share(s).

(d)	“Advisory Board” means group of Associates consisting of the Managing Director / CEO, Head (AIC) — Human Resources, ‘Chief Financial Officer’ (CFO), and ‘the Company Secretary’. The Compensation Committee may also nominate such other additional members, if required at its sole discretion.

(e)	“Applicable Laws” means the legal requirements relating to the Plan, including, without limitation, the tax, securities or corporate laws of India, any stock exchange or quotation system on which the ADSs are listed or quoted, or the applicable laws of any other country or jurisdiction where RSU (ADSs) are, or will be, granted under the Plan.

(f)	“Associate” means any person, including officers and Directors, employed by SATYAM or any Parent or Subsidiary of SATYAM. Neither service as a Director nor payment of a director’s fee by SATYAM shall be sufficient to constitute “employment” by SATYAM.

(g)	“Board” means the Board of Directors of SATYAM.

(h)	“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(i)	“Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(j)	“Director” means a member of the Board.

(k)	“Disability” means total and permanent disability as defined in Section 22(e) (3) of the Code.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Fair Market Value” means the value for one ADS, determined as follows

(i) the closing price of an ADS on the principal exchange on which such shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the most recent trading day prior to such determination date; or

(ii) the ADS is not traded on an exchange, the mean between the closing representative bid and asked prices for an ADS on the most recent trading day prior to such determination date as reported by NYSE or, if NYSE is not then in existence, by its successor quotation system; or

(iii) if the ADS is not publicly traded on an exchange and not quoted on NYSE or a successor quotation system, the fair market value of an ADS determined in good faith by the Administrator in its sole discretion.

(n)	“Incentive RSU (ADS)” means an RSU (ADS) intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive RSU (ADS) by the Administrator.

(o)	“Non-statutory RSU (ADS)” means an RSU (ADS) (or portion thereof) that is not designated as an Incentive RSU (ADS) by the Administrator, or which is designated as an Incentive RSU (ADS) by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p)	“Optioned Stock” means the ADSs subject to an RSUs(ADS).

(q)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r)	“Plan” means Associate Stock Option Plan — RSUs(ADS)

(s)	“RSU (ADS)” means an RSU (ADS) granted pursuant to the Plan.

(t)	“RSU (ADS) Agreement” means a written or electronic agreement between SATYAM and an RSU holder evidencing the terms and conditions of an individual RSU (ADS) grant. The RSU (ADS) Agreement is subject to the terms and conditions of the ASOP — RSUs (ADS).

(u)	“RSU holder” means the holder of an outstanding RSU (ADS) granted under the Plan.

(v)	“Share” means an Equity Share of SATYAM, as adjusted in accordance with Section 11 of the Plan.

(w)	“Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x)	“SATYAM” means Satyam Computer Services Limited, a company organized under the laws of India.
3.	Stock Subject to the Plan: Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of ordinary shares for ADSs which may be issued upon exercise of RSU (ADS) and sold under the Plan shall be 13 million minus the number of shares issued from time to time under the Associate Stock Option Plan — RSUs (the Company’s domestic equity shares plan). The ADSs may be authorized but unissued, or reacquired.

If an RSU (ADS) expires or becomes unexercisable without having been exercised in full, the unpurchased ADSs which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has been terminated). However, ADSs that have actually been issued under the Plan upon exercise of an RSU (ADS), shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.	Administration of the Plan:

(a) Administrator. The Plan shall be administered by the Compensation Committee of Directors of the Company.

(b) Delegation of authority for day-to-day administration. To the extent permitted by the applicable laws, the Compensation Committee may delegate to the Advisory Board or one or more members of the Advisory Board, the day-to-day administration of the Plan and / or any of the functions assigned to it in this Plan.

(c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
i.)	to determine Fair Market Value;

ii.)	to select the Associates to whom RSU (ADS) may from time to time be granted hereunder;

iii.)	to determine the number of ADSs to be covered by each such RSU (ADS) granted hereunder;

iv.)	to approve forms of agreement for use under the Plan;

v.)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any RSU (ADS) granted hereunder including the price per RSU (ADS) to be paid by the Associate;

vi.)	to determine whether and under what circumstances an RSU (ADS) may be settled in cash under subsection 9(h) instead of ADSs;

vii.)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

viii.)	to construe and interpret the terms of the Plan and RSU (ADSs) granted pursuant to the Plan.

ix.)	to make all other determinations deemed necessary or advisable for administering the Plan including, determination of the number of other RSUs / stock options in substitution of these RSUs(ADS), subject to all applicable laws.

x.)	To allow Associates to satisfy withholding tax obligations by electing to have the Company withhold from the ADSs [or cash] to be issued upon exercise or vesting of an award that number of ADSs [or cash] with a Fair Market Value equal to the amount required to be withheld. Any elections to have ADSs or cash withheld for this purpose will be made in a form determined by the Administrator.
(d) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all RSU holders.
5.	Eligibility:
(a)	RSU (ADS)s may be granted to Associates.

(b)	Each RSU (ADS) may be designated in the RSU (ADS) Agreement as either an Incentive RSU (ADS) or a Non-statutory RSU (ADS).

(c)	Neither the Plan nor any RSU (ADS) shall confer upon any RSU holder any right with respect to continuing the RSU holder’s relationship as an Associate with SATYAM, nor shall they interfere in any way with his or her right or SATYAM’s right to terminate such relationship at any time, with or without cause.
6.	Term of Plan: The Plan shall become effective upon its adoption by the Compensation Committee of Directors. It shall continue in effect until terminated under Section 13 of the Plan.

7.	Term of RSU (ADS): The term of each RSU (ADS) shall be stated in the RSU (ADS) Agreement; provided, however, that the term shall be not more than 5 years from the date of vesting thereof.

8.	RSU (ADSs), Exercise Price and Consideration:
(a)	Subject to the terms and conditions of the Plan, RSUs(ADS) may be granted to Associates at any time and from time to time, as will be determined by the Administrator in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Associate.

(b)	The Administrator will establish the vesting criteria in its discretion subject to the applicable laws. The vesting schedule applicable to each grant shall be set forth in the RSU Agreement embodying such grant.

(c)	The per ADS exercise price for the ADSs to be issued upon exercise of an RSU (ADS) shall not be less than the face value of the share.

(d)	The consideration to be paid for the ADSs to be issued upon exercise of an RSU (ADS), including the method of payment, shall be determined by the Administrator at the time of grant. The method of payment of consideration may be by way of (i) check, (ii) demand draft (iii) wire/electronic transfer (iv) consideration received by SATYAM under a cashless exercise program implemented by SATYAM in connection with the Plan or (v) any combination of the foregoing methods of payment.
9.	Exercise of RSU (ADS):
(a)	Procedure for Exercise; Rights as a Shareholder: Any RSU (ADS) granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the RSU (ADS) Agreement. An RSU (ADS) shall not be exercised for a fraction of an ADS.

An RSU (ADS) shall be deemed exercised when SATYAM receives: (i) written or electronic notice of exercise (in accordance with the RSU (ADS) Agreement) from the person entitled to exercise the RSU (ADS), and (ii) full payment for the ADSs with respect to which the RSU (ADS) is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the RSU (ADS) Agreement and the ASOP — RSUs(ADS) . ADSs issued upon exercise of an RSU (ADS) shall be issued in the name of the RSU holder until the ADSs are issued (as evidenced by the appropriate entry on the books of SATYAM or of a duly authorized transfer agent of SATYAM), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the ADSs, notwithstanding the exercise of the RSU (ADS). SATYAM shall issue (or cause to be issued) such ADSs promptly after the RSU (ADS) is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of the ADSs are issued, except as provided in Section 11 of the Plan.
(b)	Termination of Relationship as an Associate: If an RSU holder ceases to be an Associate, such RSU holder may exercise his or her RSU (ADS) within such period of time as is specified in the RSU (ADS) Agreement to the extent that the RSU (ADS) is vested on the date of termination (but in no event later than the expiration of the term of the RSU (ADS) as set forth in the RSU (ADS) Agreement). In the absence of a specified time in the RSU (ADS) Agreement, the RSU (ADS) shall remain exercisable for three (3) months following the RSU holder’s termination. If, on the date of termination, the RSU holder is not vested as to his or her entire RSU (ADS), the Shares underlying the ADSs covered by the unvested portion of the RSU (ADS) shall again become available for issuance under the ASOP — RSUs(ADS) . If, after termination, the RSU holder does not exercise his or her RSU (ADS) within the time specified by the Administrator, the RSU (ADS) shall terminate, and the Shares underlying the ADSs covered by such RSU (ADS) shall again become available for issuance under the ASOP — RSUs(ADS) .

(c)	In the event of superannuation/retirement: All the RSUs (ADS) vested as on the date of retirement shall be exercised within 3 months from the date of retirement and all the unvested RSUs (ADS) as on the date of retirement, shall vest on the date of retirement or at the expiry of one year from the date of grant whichever is later, and be available for exercise by the retired / superannuated Associate, within 3 months thereof. In case of death of a superannuated or retired Associate, the right of exercise of RSUs shall vest in the nominees / legal heirs and the other terms and conditions shall remain the same. If the RSU (ADS) is not so exercised within the time specified herein, the RSU (ADS) shall terminate, and the ADSs covered by such RSU (ADS) shall again become available for issuance under the Plan.

(d)	Death or Disability of RSU holder: If an RSU holder dies while an Associate, or ceases to be an Associate as a result of the RSU holder’s disability, the vesting and exercisability of the RSU (ADS) shall accelerate in full and the RSU (ADS) may be exercised within such period of time as is specified in the RSU (ADS) Agreement (but in no event later than the expiration of the term of such RSU (ADS) as set forth in the RSU (ADS) Agreement) by the RSU holder or RSU holder’s estate or by a person who acquires the right to exercise the RSU (ADS) by bequest or inheritance. In the absence of a specified time in the RSU (ADS) Agreement, the RSU (ADS) shall remain exercisable for twelve (12) months following the RSU holder’s termination. If the RSU (ADS) is not so exercised within the time specified herein, the RSU (ADS) shall terminate, and the ADSs covered by such RSU (ADS) shall again become available for issuance under the
ASOP — RSU (ADS).

(e)	In the event of abandonment of service (absconding) by an associate without the Company’s consent, all RSUs(ADS) including those, which are vested but were not exercised at the time of abandonment of service shall stand terminated with immediate effect.

The date of abandonment of an associate shall be decided by the Company at its sole discretion which, decision shall be binding on all concerned. At a later date, if the Company accepts resignation by an Associate who had previously absconded from / abandoned the Company’s service, any previous decision to terminate all vested and unvested RSUs(ADS) of such Associate as a consequence will remain unaffected and not confer any rights under the ASOP — RSUs(ADS).
(f)	In the event of Misconduct or breach of the policies of the company or the terms of employment by the associate, during the term of his/her employment and thereafter for a period of one year, the Advisory Board is authorized for appropriate decision from time to time.

(g)	Transfer to subsidiaries: In the case of transfer of Associates to subsidiaries, the vesting and exercise of RSU (ADSs) shall continue and all other terms and conditions of this Plan shall remain the same.

(h)	Buyout Provisions: The Administrator may at any time offer to buy out for a payment in cash or Shares, an RSU (ADS) previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the RSU holder at the time that such offer is made.
10.	Non-Transferability of RSUs(ADS): The RSUs(ADS) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the RSU holder, only by the RSU holder.

11.	Adjustments upon Changes in Capitalization, Merger or Asset Sale:
(a) Changes in Capitalization. Subject to any required action by the shareholders of SATYAM, the number of ADSs covered by each outstanding RSU (ADS), and the number of ADSs which have been authorized for issuance under the Plan but as to which no RSU (ADS)s have yet been granted or which have been returned to the ASOP — RSUs(ADS) upon cancellation or expiration of an RSU (ADS), as well as the price per ADS covered by each such outstanding RSU (ADS), shall be proportionately adjusted for any increase or decrease in the number of issued ADSs resulting from a stock split, reverse stock split, Share-to-ADS ratio change, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by SATYAM. The conversion of any convertible securities of SATYAM shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by SATYAM of shares of stock of any class, or securities convertible into ADSs of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the ADSs subject to an RSU (ADS).

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of SATYAM, the Administrator shall notify each RSU holder as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an RSU holder to have the right to exercise his or her RSU (ADS) until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including ADSs as to which the RSU (ADS) would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any ADSs purchased upon exercise of an RSU (ADS) shall lapse as to all such ADSs, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not previously vested, an RSU (ADS) will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of SATYAM with or into another corporation, or the sale of substantially all of the assets of SATYAM, each outstanding RSU (ADS) shall be assumed or an equivalent RSU (ADS) substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the RSU (ADS), the RSU holder shall fully vest in and have the right to exercise the RSU (ADS) as to all of the Optioned Stock, including ADSs as to which it would not otherwise be vested or exercisable. If an RSU (ADS) becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the RSU holder in writing or electronically that the RSU (ADS) shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the RSU (ADS) shall terminate upon the expiration of such period. For the purposes of this paragraph, the RSU (ADS) shall be considered assumed if, following the merger or sale of assets, the RSU (ADS) confers the right to purchase or receive, for each ADS subject RSU (ADS) immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of ADSs for each ADS held on the effective date of the transaction (and if the holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding ADSs); provided, however, that if such consideration received in the merger or sale of assets is not solely equity shares (or their equivalent) of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the RSU (ADS), for each ADS subject to the RSU (ADS), to be solely equity shares (or their equivalent) of the successor corporation or its Parent equal in fair market value to the per ADS consideration received by holders of ADS in the merger or sale of assets.
12.	Time of Granting RSU (ADS): The date of grant of an RSU (ADS) shall, for all purposes, be the date on which the Administrator makes the determination granting such RSU (ADS), or such other date as is determined by the Administrator. Notice of the determination shall be given to each Associate to whom an RSU (ADS) is so granted within a reasonable time after the date of such grant.

13.	Amendment and Termination of the Plan:

(a) Amendment and Termination. The Compensation Committee of Directors may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder approval of any amendment of the Plan to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any RSU holder, unless mutually agreed otherwise between the RSU holder and the Administrator, which agreement must be in writing and signed by the RSU holder and SATYAM. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to RSU (ADSs) granted under the Plan prior to the date of such termination.
14.	Conditions Upon Issuance of ADSs:
a)	Legal Compliance. ADSs shall not be issued pursuant to the exercise of an RSU (ADS) unless the exercise of such RSU (ADS) and the issuance and delivery of such ADSs shall comply with Applicable Laws and can be further subject to the approval of counsel for SATYAM with respect to such compliance.

b)	Investment Representations. As a condition to the exercise of an RSU (ADS), the Administrator may require the person exercising such RSU (ADS) to represent and warrant at the time of any such exercise that the ADSs are being purchased only for investment and without any present intention to sell or distribute such ADSs if, in the opinion of counsel for SATYAM, such a representation is required.

15.	Inability to Obtain Authority: The inability of SATYAM to obtain authority from any regulatory body having jurisdiction, which authority is deemed by SATYAM’s counsel to be necessary to the lawful issuance and sale of any ADSs hereunder, shall relieve SATYAM of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.	Reservation of Shares: SATYAM, during the term of this ASOP — RSUs(ADS) , shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the ASOP — RSUs(ADS).